UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 27, 2008

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PARAMOUNT GOLD AND SILVER CORP.

(Exact name of registrant as specified in its charter)

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Delaware	0-51600	20-3690109
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

346 Waverley Street

Ottawa, Ontario Canada

K2P 0W5

(Address of Principal Executive Offices)

(613)  226-9881

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

Certain statements included in this Form 8-K regarding Paramount Gold and Silver Corp. ( the “Company”) that are not historical facts are forward-looking statements, including the information provided with respect to the future business operations and anticipated operations of the Company. These forward-looking statements are based on current expectations, estimates, assumptions and beliefs of management, and words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve risks and uncertainties, including, but not limited to, the success of our current or proposed business activities. Accordingly, actual results may differ.

Item 1.01

Entry into a Material Definitive Agreement.

On August 28, 2008 Paramount Gold and Silver Corp. entered into an agreement with Tara Gold Resources Corp.  to acquire all of the remaining equity ownership of the Joint Venture previously entered into on February 7, 2007 between the respective parties. The agreement also provides for Paramount to acquire certain mining concessions.

In consideration for the acquisition of the remaining equity interest owned by Tara Gold Resources Corp. in the Joint Venture, Paramount will issue to Tara Gold a total of 7,350,000 shares of its legended common stock. In addition, assuming the closing of the transaction, all invoices previously submitted by Paramount for Tara Gold’s contribution to the exploration and development of the San Miguel property will be cancelled.

In consideration for the transfer of the mining concessions, Paramount will pay to Tara Gold $100,000 MXN.

Closing of the transaction will be subject to approval of the stock issuance by both the American Stock Exchange and the Toronto Stock Exchange as well as registering the transaction with the Bureau of Mines in Mexico.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.	Description
10.4	Agreement of Purchase and Sale

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2008

Paramount Gold and Silver Corp.

By:	/s/CHRISTOPHER CRUPI
Christopher Crupi
Chief Executive Officer

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